SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               __________________

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 15, 2004

                               __________________

                               PSB Holdings, Inc.
             (Exact name of registrant as specified in its charter)


           Federal                         0-50970                42-1597948
------------------------------   ------------------------    ------------------
      (State or other            (Commission File Number)     (I.R.S. Employer
jurisdiction of incorporation)                               Identification No.)



40  Main Street, Putnam, Connecticut                                     06260
------------------------------------------                            ----------
(Address of principal executive offices)                              (Zip Code)

                                 (860) 928-6501
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))




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Item 8.01.        Other Events.

         On December 15, 2004, the Board of Directors of PSB Holdings, Inc. (the "Company") declared a cash dividend on the Company's common stock of $.05 per share for the quarter ended December 31, 2004. The dividend will be payable to stockholders of record as of January 3, 2005 and will be paid on January 18, 2005.

         Putnam Bancorp, MHC, majority stockholder of the Company and owner of 3,729,846 shares of the 6,943,125 total shares outstanding, announced its intention to waive the right to receive its portion of the dividend, subject to regulatory non-objection. Accordingly, the dividend is expected to be paid only on the 3,213,279 shares owned by minority stockholders of the Company.

         A copy of the press release dated December 16, 2004, giving details associated with the dividend is attached as Exhibit 99 to this report.

Item 9.01.        Financial Statements and Exhibits.

     (a)  Not Applicable.

     (b)  Not Applicable.

     (c)  Exhibits.


          Exhibit No.                     Description

            99                            Press release dated December 16, 2004





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           PSB HOLDINGS, INC.

Dated: December 16, 2004              By:  /s/ Robert G. Cocks, Jr.
                                           -------------------------------------
                                           Robert G. Cocks, Jr.
                                           President and Chief Executive Officer